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                                                                    EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedule of Bright Horizons Family Solutions, Inc. and management's report on the effectiveness of internal control over financial reporting dated March 16, 2006, appearing in the Annual Report on Form 10-K of Bright Horizons Family Solutions, Inc. for the year ended December 31, 2005.




                                        /s/ Deloitte & Touche LLP


Boston, Massachusetts
June 5, 2006